UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): June 30, 2011

BioZone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146182	20-5978559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd Suite 860 Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 689-0930

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOZONE PHARMACEUTICALS, INC.

Item 2.01	Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Acquisition refer to BioZone Labs Group (as defined below) as privately owned companies, and for periods subsequent to the closing of the Acquisition  refer to the Company as acquirer of the BioZone Labs Group.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and our ability to develop or acquire new products, conduct research that will prove successful, or fund such efforts with or without partners. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Preliminary Statement

BioZone Pharmaceuticals, Inc. (the “Company," “we," “our”) was incorporated under the laws of the State of Nevada on December 4, 2006. On March 1, 2011 we filed a Certificate of Amendment to our Articles of Incorporation in order to change our name to BioZone Pharmaceuticals, Inc. from International Surf Resorts, Inc., and on March 2, 2011 we issued a press release stating that we intended to pursue bio-pharmaceutical businesses and had entered into a letter of intent to acquire a specialty pharmaceuticals business.

On May 16, 2011, we acquired the assets and assumed the liabilities of Aero Pharmaceuticals, Inc. (“Aero”) a Florida corporation, pursuant to an Asset Purchase Agreement dated as of May 16, 2011 by and between the Company, Baker Cummins Corp., a Nevada corporation and our wholly-owned subsidiary, and Aero. The Asset Purchase Agreement constituted a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constituted a plan of liquidation of Aero. As a result of the asset purchase, we acquired the business of Aero consisting of the manufacturing, marketing and distribution of dermatological products under the trade name of Baker Cummins Dermatologicals (“Baker Cummins”). In exchange for the asset purchase we issued an aggregate of 8,331,396 shares of our restricted common stock to Aero.

Small Business Issuer. We will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, under the Securities Act.

The Acquisition

On June 30, 2011, we entered into stock purchase agreements with the shareholders of BioZone Laboratories, Inc. (“BioZone Labs”) pursuant to which we purchased 100% of the outstanding common stock of BioZone Labs (the “BioZone Labs Purchase Agreement”).  Also on that date, we entered into LLC Membership Interest Purchase Agreements with the members of Equalan Pharmaceuticals, LLC (“Equalan”) and Equachem LLC (“Equachem”) pursuant to which we purchased 100% of the outstanding membership interests of Equalan and Equachem (the “Equalan Purchase Agreement” and the “Equachem Purchase Agreement”, respectively) and LLC Membership Interest Purchase Agreements with certain members of BetaZone LLC (“BetaZone”) pursuant to which we purchased 45% of the outstanding membership interests of BetaZone (the “BetaZone Purchase Agreement”).

BioZone Labs Purchase Agreement

On June 30, 2011, we entered to the BioZone Labs Purchase Agreement with Daniel Fisher, Brian Keller, Christian Oertle and Nian Wu, the shareholders of BioZone Labs, pursuant to which we purchased 100% of the outstanding shares of BioZone Lab’s common stock in consideration for an aggregate of 19,266,055 shares of our restricted common stock (the “BioZone Labs Purchase Price”).  The BioZone Labs Purchase Price is payable pursuant to the following payment schedule and restrictions:

•
100% of the BioZone Labs Purchase Price will be delivered to a designated escrow agent and will be subject to certain Make- Whole and Indemnification Adjustments and the Opko Options (as defined and described below);

•	The shares of our restricted common stock representing the BioZone Labs Purchase Price will be subject to certain lock-up provisions for a period of 18 months; and

•
$100,000 from the sale of the shares of common stock of Cardium Therapeutics, Inc. held by BioZone Labs, if and when sold, will be payable as follows: (i) 47.5% of the proceeds to Daniel Fisher; (ii) 47.5% of the proceeds to Brian Keller; and (iii) 5% of the proceeds to Christian Oertle.

Within sixty (60) days from the date of closing of the Acquisition, BioZone Labs and its former shareholders are obligated to deliver to the Company copies of BioZone Labs’ audited financial statements for the last two fiscal years and the unaudited interim financial statements for BioZone Labs’ most recently completed fiscal quarter.

Equalan Purchase Agreement

On June 30, 2011, we entered into the Equalan Purchase Agreement with Daniel Fisher, Brian Keller, Christian Oertle and Nian Wu, the members of Equalan, pursuant to which we purchased 100% of the outstanding membership interests of Equalan in consideration for an aggregate of 1,027,523 shares of our restricted common stock (the “Equalan Purchase Price”).  The Equalan Purchase Price is payable pursuant to the following payment schedule and restrictions:

•
100% of the Equalan Purchase Price will be delivered to a designated escrow agent and will be subject to certain Make- Whole and Indemnification Adjustments and the Opko Options (as defined and described below); and

•	The shares of our restricted common stock representing the Equalan Purchase Price will be subject to certain lock-up provisions for a period of 18 months.

Within sixty (60) days from the date of closing of the Acquisition, Equalan and its former members are obligated to deliver to the Company copies of Equalan’s audited financial statements for the last two fiscal years and the unaudited interim financial statements for Equalan’s most recently completed fiscal quarter.

Equachem Purchase Agreement

On June 30, 2011, we entered into the Equachem Purchase Agreement with Daniel Fisher, Brian Keller, Christian Oertle and Nian Wu, the members of Equachem, pursuant to which we purchased 100% of the outstanding membership interests of Equachem in consideration for an aggregate of 385,321 shares of our restricted common stock (the “Equachem Purchase Price”).  The Equachem Purchase Price is payable pursuant to the following payment schedule and restrictions:

•
100% of the Equachem Purchase Price will be delivered to a designated escrow agent and will be subject to certain Make- Whole and Indemnification Adjustments and the Opko Options (as defined and described below); and

•	The shares of our restricted common stock representing the Equachem Purchase Price shall be subject to certain lock-up provisions for a period of 18 months.

Within sixty (60) days from the date of closing, Equachem and its former members are obligated to deliver to the Company copies of Equachem’s audited financial statements for the last two fiscal years and the unaudited interim financial statements for Equachem’s most recently completed fiscal quarter.

BetaZone Purchase Agreement

On June 30, 2011, we entered into the BetaZone Purchase Agreement with Daniel Fisher, Brian Keller, Christian Oertle and Nian Wu, certain of the members of BetaZone, pursuant to which we purchased 45% of the outstanding membership interests of BetaZone in consideration for an aggregate of 321,101 shares of our restricted common stock (the “BetaZone Purchase Price”).  The BetaZone Purchase Price is payable pursuant to the following payment schedule and restrictions:

•	100% of the BetaZone Purchase Price will be delivered to a designated escrow agent and will be subject to certain Make- Whole and Indemnification Adjustments and the Opko Options; and

•	The shares of our restricted common stock representing the BetaZone Price will be subject to certain lock-up provisions for a period of 18 months.

Within sixty (60) days from the date of closing, BetaZone and its former members, Daniel Fisher, Brian Keller, Christian Oertle and Nian Wu, are obligated to deliver to the Company copies of BetaZone’s audited financial statements for the last two fiscal years and the unaudited interim financial statements for BetaZone’s most recently completed fiscal quarter.

The BioZone Labs Purchase Agreement, Equalan Purchase Agreement, Equachem Purchase Agreement, and the BetaZone Purchase Agreement are hereinafter referred to collectively as the “Purchase Agreements”, the transactions are referred to as the “Acquisition” and BioZone Labs, Equalan, Equachem and BetaZone, are at times collectively referred to herein as the “BioZone Lab Group”.

Opko Options

In connection with the Acquisition, Brian Keller and Dan Fisher, each of whom was a principal shareholder or member, as the case may be, of each of the BioZone Lab Group entities, entered into stock option agreements with Opko Health, Inc. (“Opko” and the agreements, collectively, the “Opko Options”).  Pursuant to the terms of the Opko Option with Brian Keller (the “Keller Opko Option”), Dr. Keller granted Opko a two month option, subject to extension, to acquire an aggregate of 3,325,000 shares of the Company’s common stock at a per share purchase price of $1.00, with the right to extend such option for an additional period of 18 months upon payment of $100,000 to Dr. Keller on or prior to the original expiration date of the Keller Opko Option.  Notwithstanding the foregoing, and pursuant to the terms of the Keller Opko Option, all shares covered by the Keller Opko Option that have not been subject to an option exercise, will be subject to certain lock-up provisions for a period of 18 months.

Pursuant to the terms of the Opko Option with Daniel Fisher (the “Fisher Opko Option”), Mr. Fisher granted to Opko a two month option, subject to extension, to acquire an aggregate of 5,320,000 shares of the Company’s common stock at a per share purchase price of $1.00, with the right to extend such option for an additional period of 18 months upon payment of $100,000 (the “Extension Payment”) to Mr. Fisher on or prior to the original expiration date of the Fisher Opko Option (such extended period, the “Extension Period”).  Additionally, Opko will have the further irrevocable right and option prior to the Expiration Period, upon payment of the Extension Payment, to purchase the shares underlying the Fisher Opko Option at an exercise price per share determined as follows:

(i)	4,256,000 option shares at $1.00 per share; and

(ii)
1,064,000 option shares at the volume weighted average price (VWAP) of the Company’s common stock as reported on Bloomberg for a period of sixty (6) consecutive trading days immediately prior to exercise.

Notwithstanding the foregoing, and pursuant to the terms of the Fisher Opko Option, all shares covered by the Fisher Opko Option that have not been subject to an option exercise, will be subject to certain lock-up provisions for a period of 18 months.

Related Party Transactions

We manufacture our products and conduct our research and development activities in a 20,000 s.f., cGMP manufacturing and laboratory facility located at 580 Garcia Avenue, Pittsburg, CA, which we rent from Daniel Fisher, our Executive Vice President and co-founder of the BioZone Lab Group. Related party rent expense for this facility for the year ended December 31, 2010 and 2009 was $291,528 in each year.

Description of Our Business

Overview

Prior to the Acquisition, our principal business, based in Miami, Florida, consisted of marketing lines of dermatological products under the trade name of Baker Cummins Dermatologicals. As a result of the Acquisition, we are an integrated pharmaceutical company with two primary business lines:

•
We develop, manufacture and distribute proprietary brands of over-the-counter (OTC) pharmaceuticals, cosmetic and beauty products and pharmaceutical ingredients, and manufacture third party brands of such products for our contract manufacturing customers through our healthcare product business; and

•
We are developing generic prescription pharmaceutical products that utilize our QuSomes®, LiquaVail®, HyperSorb® and EquaSomes drug delivery technology (the “BioZone Technology”) to enhance drug product characteristics through our pharmaceutical business.

Our primary market for our healthcare product business is the United States. Our contract manufacturing customers are regional and national distributors and retailers of healthcare products. Our proprietary branded OTC and cosmetic and beauty product customers are drug wholesalers, physicians who use and resell our products in their physician practices and customers who purchase our products over the internet. In addition, we sell pharmaceutical ingredients to various healthcare supply manufacturers.

We are directing our research and development efforts towards applying the BioZone Technology to drug molecules currently used in approved, generic prescription (Rx) drugs. In many cases, the benefits of such molecules are limited due to poor stability or bioavailability or variable absorption. In those cases, our technology may increase the benefit of the therapy by improving stability, bioavailability or absorption. The BioZone Technology can be applied to the injectable or oral route of administration as well other delivery pathways, such as topical, buccal, rectal, intra-vaginal or transdermal. The BioZone Technology utilizes a unique, proprietary lipid that spontaneously forms thermodynamically stable lipid vesicles (liposomes), which encapsulate the drug molecule with a membrane that enhances drug stability, bioavailability and absorption.

Our core business strategy for our health care product business is to grow the portfolio of our proprietary OTC, cosmetic and beauty and physician use brands and capture the increased margins provided by our manufacturing capability.

Our core business strategy for our pharmaceuticals business is to exploit our unique drug delivery technology to develop and obtain FDA approval for the marketing and sale of branded generic pharmaceutical products. We intend to seek regulatory approval for our drug candidates by filing “505(b)(2)” applications,  an appealing regulatory pathway alternative that permits companies to obtain FDA approval of new drug new drug applications (NDAs) by relying, in part, on the agency’s findings for a previously approved drug. Created in 1984 as part of the Hatch-Waxman Amendments to the Federal Food, Drug and Cosmetic Act, the 505(b)(2) application is intended to encourage sponsors to develop innovative medicines using currently available products. According to Section 505(b)(2) guidelines, an NDA approval can be obtained for a new drug without conducting the full complement of safety and efficacy trials and without a “right of reference” from the original applicant. In addition, we may seek regulatory approval for certain drug candidates by filing an abbreviated NDA (ANDA), which is filed for a proposed drug that is identical to a reference listed drug and demonstrates its bioequivalence.

We operate through several wholly owned subsidiaries. We conduct our contract manufacturing business and pharmaceutical business through BioZone Labs; our branded OTC and cosmetic and beauty product distribution business through Equalan and Baker Cummins; and our pharmaceutical ingredient distribution and BetaZone Technology licensing business through Equachem. We have licensed the use of the BioZone Technology to BetaZone for application in certain products marketed and to be marketed in Mexico, Central America and South America, and for application in certain products marketed outside of countries in those regions. We own a 45% interest in BetaZone.

Currently we have one reportable segment. As a result of the Acquisition we are evaluating how best to review and evaluate the operating performance of and allocate resources to our operating business units.

BioZone Labs was incorporated under the laws of the State of California on June 2, 1992. Equalan was formed as a limited liability company under the laws of the State of California on January 2, 2007. Initially, Equachem was formed as a limited liability company under the laws of the State of California on March 12, 2007 under the name Chemdyn, LLC. Its name was changed to Equachem, LLC on July 25, 2007. BetaZone was formed as a Florida limited liability company on November 7, 2006.

Our principal executive offices are located at 4400 Biscayne Boulevard, Suite 860, Miami, Florida 33137. Our telephone number is (305) 572.9533. Our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K, as well as any amendments to these reports, are available to the public at http://www.sec.gov.

BioZone®, Glyderm®,  P&S®, UltraMide® , Acquaderm® ,QuSomes®, LiquaVail®, and HyperSorb® are trademarks that we own. Each trademark, trade name or service mark of any other company appearing in this Current Report on Form 8-K belongs to its respective holder.

Baker Cummins

On May 12, 2011, we acquired the Baker Cummins line of proprietary scalp and skin care products from Aero Pharmaceuticals, Inc. Baker Cummins products are used to treat commonly seen dry skin and scalp conditions.  For a full discussion of the Baker Cummins acquisition and all risk factors associated therewith, please see our Current Report on Form 8-K, filed with the SEC on  May 19, 2011.

Healthcare Product Business

The BioZone Lab Group was founded by Daniel Fisher and Dr. Brian Keller. Since 1987, we have operated as a developer, manufacturer, and marketer of over-the-counter drugs and preparations, cosmetics, and nutritional supplements.

BioZone Labs is registered with the FDA as a drug manufacturer.  We manufacture our products in a 20,000 s.f., cGMP facility located at 580 Garcia Avenue, Pittsburg, CA and we fill and store our products at a 60,000 sq. ft. facility located at 701 Willow Road, Pittsburg, CA. Our facilities include a full range of high to moderate speed custom filling and packaging equipment for jars, tubes, and bottles. Our personnel include technical support professionals for product development, packaging and labeling; quality control & quality assurance professionals for attention to conformity with government and customer specifications; and chemists for processing and testing.

Contract Manufacturing

Historically, our core business has been to develop and manufacture OTC pharmaceuticals and cosmetic and beauty products on behalf of health care product marketing companies and national retailers. Our customers include Matrix Initiatives, Bliss World, GNC, Shaklee and Dr. Brandt Skincare.

We provide products for skin care, body care and hair care, liquid soaps, oral drops and sprays, cosmetics, health & beauty aids, nasal sprays, liquid dietary supplements and other OTC drug preparations including topical and gel cap drugs. The following is a list of products that we manufacture:

OTC Products

•	Hair conditioners and shampoos for treatment of eczema and psoriasis

•	External analgesics

•	Skin protectants

•	Anti-fungal products

•	Topical anesthetics

•	Nasal sprays

•	Wound care products

•	Acne products

•	Cough and cold products

•	Anti-itch products

•	Skin lightening products

Cosmetic and Beauty Products

•	AHA and Beta Hydroxy products

•	Instant firming serums

•	Anti-aging products

•	Body lotions

•	Eye creams

•	Moisture creams and lotions

•	Facial scrubs

•	Facial masks

•	Foot care products

•	Sunless tanning formulas

•	Hand and nail care products

•	Toners and fresheners

•	Shaving formulas

Dietary Supplements

•	Vitamins

•	Minerals

•	Herbal remedies

Proprietary Brands

In addition to manufacturing products on behalf of third parties, we develop and manufacture proprietary brands of OTC consumer healthcare products and sell those products to national wholesalers, ecommerce retailers such as Drugstore.com and Skinstore.com, physician offices and consumers. Currently, we are marketing two brands of dermatological products: Baker-Cummins and Glyderm.

Baker Cummins

On May 12, 2011, we acquired the Baker Cummins line of proprietary scalp and skin care products from Aero Pharmaceuticals, Inc. Baker Cummins products are used to treat commonly seen dry skin and scalp conditions. Further to our core business strategy for our health care product business, we have begun to manufacture the Baker Cummins line at our manufacturing facility and are selling the products through our distribution channels. The product portfolio consists of the following:

Product	Indication or Target Market
P&S Liquid	Treatment for symptoms of psoriasis and seborrhea dermatitis by helping to loosen and remove dried skin from the scalp
P&S Shampoo
Specially formulated shampoo designed to remove residual P&S Liquid from the hair. It contains salicylic acid to control recurrent flaking and scaling of the scalp associated with seborrheic dermatitis and psoriasis

Ultramide 25 Lotion and Ultra Mide-D	Skin lotions that soften and moisturize dry, rough, cracked and calloused skin
X-Seb T Pearl Shampoo and X-Seb T Plus Shampoo	Therapeutic tar shampoos that relieve itching, irritation, redness, flaking and scaling associated with dandruff, seborrheic dermatitis and psoriasis of the scalp
Acquaderm Cream	Hypoallergenic, non-comedogenic and non-greasy concentrated facial formula that provides maximum moisturization of the skin.

Glyderm Skin Care

We acquired the Glyderm line of anti-aging products from Valeant Pharmaceuticals Inc. in 2007. Glyderm products have been used by dermatologists for over 20 years in office procedures to treat acne, skin discolorations, removal of fine lines and wrinkles and skin resurfacing. The products include glycolic acid peels and moisturizers. We manufacture the Glyderm line at our manufacturing facility. The product portfolio consists of the following:

Product	Indication or Target Market
Glycolic Acid Peels – 20% to 70%	Health care practioners for in office use to improve the texture and tone of the skin and clean out pores and help even out pigmentation and give the face a fresher appearance.
Glyderm Gentle Cleanser (0.2%)	pH balanced, soap-free, non-irritating formula, which may be used on sensitive skin.
Exfoliating Cream Series (5%)	Patients beginning the Glyderm program to help to minimize the appearance of pigmentation irregularities, maintain the results of the six-week office facial program and soften fine lines
Exfoliating Cream Plus Series (10%)	Patients who have successfully used the Exfoliating Cream Series (5%);
Exfoliating Cream Plus Series with Glycolic Acid (12%) and Salicylic Acid	Patients with dry skin who have successfully used the Glyderm Cream Plus (10%)
Exfoliate Lotion Series (5%)	Patients with normal skin to help to minimize the appearance of pigmentation irregularities, maintain the results of the six-week office facial program and soften fine lines
Exfoliate Lotion Plus (10%)	Patients who have successfully used the Exfoliate Lotion Series (5%)
Exfoliate Lotion Lite Series (5%)	Patients with normal to oily skin to help to minimize the appearance of pigmentation irregularities, maintain the results of the six-week office facial program and soften fine lines.
Exfoliate Lotion Lite Plus (10%)	Patients who have successfully used the Exfoliate Lotion Lite Series (5%)
Exfoliate Solution Series, Solution (5%)	Patients with oily, non-sensitive skin to help to minimize the appearance of pigmentation irregularities, maintain the results of the six-week office facial program and soften fine lines
Exfoliate Solution Plus (10%)	Patients who have successfully used the Exfoliate Solution Series, Solution (5%)
Exfoliate Solution Plus 12% – Combination of Glycolic and Salicylic acids	Patients who have successfully used the Exfoliate Solution Plus (10%)
Hydrotone Moisturizers (Without Glycolic Acid)	Patients with dry or mature skin to alleviate the appearance of dryness associated with exfoliation
Hydrotone Lite	Patients with normal to oily skin
Hydrotone Max	Patients with extremely dry or mature skin

Glyderm Specialty Products

Product	Indication or Target Market
Simply Sunscreen SPF 30	Paba free, UVA and UVB protection sunscreen for patients of all ages and skin types to help prevent sunburn
Glyderm Gentle Eye	Blend of antioxidants and vitamin K to help hydrate skin around the eyes and reduce the appearance of dark under-eye circles
All Climates Body Lotion (10%)	Fast-absorbing Glycolic 10% lotion for patients with all skin types for use in all climates and all seasons to alleviate the appearance of dryness
Gly Mist (0.1%)	Mineral water spray that contains Glycolic acid for patients with all skin types
Gly Masque (3%)	Combination of Glycolic esters and natural rare earth for patients with all skin types to make the skin feel invigorated and smooth and Intense C Serum PM – 7.5% L-Ascorbic Acid
Form of vitamin C suitable for topical application to provide antioxidant protection, defend against damaging UVA and UVB rays, and to contribute to collagen synthesis for patients with aging and mature skin types

Pharmaceutical Business

In the mid-1990s, we initiated an aggressive research and development program in conjunction with the late Dr. Dan Lasic, then the world's leading authority on liposomes, and our own in-house scientific team led by Dr. Brian Keller. BioZone Labs, over a five-year period, discovered a self-forming liposome later trademarked QuSomes. These were much more efficient and less costly to synthesize than traditional liposomes, and more effective in passively targeting encapsulated drugs to the specific target sites. We also discovered how to successfully apply the technology of oral delivery in an encapsulation technology trademarked HyperSorb and via transdermal delivery with iontophoresis.

The BioZone Technology - QuSomes®, LiquaVail®, HyperSorb® and EquaSomes

QuSomes

We refer to the pegylated lipid used in dermatological drugs as QuSomes. Our Glyderm Specialty Product, Intense C Serum PM – 7.5% L-Ascorbic Acid, is formulated with QuSomes. We intend to use QuSomes more broadly in prescription, generic and soon to be generic, dermatological drug products that are in our pipeline. For example, we have formulated Amphotericin B, an anti-fungal drug, and corticosteroids, which are anti-inflammatory drugs, with QuSomes. In addition, we have licensed the QuSome technology to our 45% owned subsidiary, BetaZone, for use in dermatological drugs sold in Mexico, Central America and South America. BetaZone has developed more than twenty QuSome enhanced dermatological drug products, which it has licensed to marketers of drug products in South America. These include mometasone, a corticosteroid used for dermatosis, and combination mometasone/anti-fungal, used for inflammatory fungal infections.

We have formulated cyclosporine A, a protein used in the drug product Restasis® (Allergan) to increase tear production for patients with dry eyes, with QuSomes.

LiquaVail

We refer to the pegylated lipid used in liquid oral drug products as LiquaVail. We intend to use LiquaVail in prescription, generic and soon to be generic, oral drug products that are in our pipeline. We have formulated posaconazole, an anti-fungal drug used to treat systemic fungal infections acquired from HIV infection and cancer chemotherapy treatment, and itraconazole, an anti-fungal drug used for the same purpose, with LiquaVail.

HyperSorb

We refer to the pegylated lipid used in gelatin capsules as HyperSorb. We intend to use HyperSorb in prescription, generic and soon to be generic, drug products. We have licensed the HyperSorb technology to BetaZone for use in drugs sold outside the United States.  BetaZone has successfully formulated atorvastatin, the API contained in Lipitor® (Pfizer) with HyperSorb.

EquaSomes

We refer to the pegylated lipid used in injectable drug products as EquaSomes. We intend to use EquaSomes in prescription, generic and soon to be generic, injectable drug products. For example, we have formulated posaconazole, an anti-fungal drug used to treat systemic fungal infections acquired from HIV infection, cisplatin, an anti-cancer agent, propofol, a general anesthetic, docetaxol, an anti-cancer agent, and other high volume sales drugs with EquaSomes.

Intellectual Property

The following table lists all patents and patent applications related to the BioZone Technology:

Patent Title	Patent or Application Number	Filing or Effective Date
Delivery of biologically active material in a liposomal formulation for administration into the mouth	5891465	April, 1999
Liposomal delivery by iontophoresis	6048545	April, 2000
Compounds and methods for inhibition of phospholipase A2 and cyclooxygenase-2	6495596	December, 2002
Self-forming, thermodynamically stable liposomes and their applications	6610322	August, 2003
Oral Liposomal Delivery System	6776924	April, 2004
Self-forming, thermodynamically stable liposomes and their applications	6958160	October, 2005
Compounds and methods for inhibition of phospholipase A2 and cyclooxygenase-2	6998421	February, 2006
Self-forming, thermodynamically stable liposomes and their applications	7150883	December, 2006
Self-forming, thermodynamically stable liposomes and their applications	7718190	May, 2010
Self-forming, thermodynamically stable liposomes and their applications	4497765 - Japan	April, 2010
X-conazoles plus Qusomes
EQUA-001 (regular application) “Enhanced Delivery of Antifungal Agents”	12/006,820	Jan. 4, 2008
EQUA-001 PCT, “Enhanced Delivery of Antifungal Agents”	PCT/US2009/000003	Jan 2, 2009
EQUA-001 JP	Filed through PNLG
EQUA-001 EP, KEMP (N.111618 JHS/eg)	09701160.5	Jan 2, 2009
EQUA-003 (P), “Enhanced Delivery of Antifungal Agents”	61/128,011	May 16, 2008
EQUA-012 (R)	12/454,387	May 15, 2009
Pure PEG-Lipid Conjugates
EQUA-013	61/217,627	June 2, 2009
EQUA-017P	61/284,065	December 12, 2009
EQUA-024R	12/802,197	June 1, 2010
EQUA-024 PCT	PCT/US2010/001590	June 1, 2010
Cyclosporin formulation
EQUA-016P	61/273,656	August 5, 2009
EQUA-025R	12/802,200	June 1, 2010
EQUA-025 PCT	PCT/US2010/001589	June 1, 2010
Rapamycin
EQUA-018P	61/276,953	Sept 19, 2009
EQUA-027R "Method of treatment with Rapamycin"	12/924,038	Sept 18, 2010
EQUA-027 PCT "Pharmaceutical compositions of Rapamycin"	PCT/US2010/002547	Sept 18, 2010

Growth Strategy

Health Care Products

Our growth strategy for our Health Care Product business is based on the following:

•	Increase sales of our proprietary branded products by adding new customers and selling additional products to existing customers;

•	Develop line extensions of existing products to increase sales;

•	Reformulate existing products using the BioZone Technology to increase effectiveness and generate additional sales;

•	Develop, acquire and/or in-license new branded products for sale to our customers;

•	Establish marketing agreements with strategic partners; and

•	Acquire businesses that can contribute to our growth strategy.

Our goal is to utilize maximum manufacturing capacity for proprietary brands with excess capacity devoted to profitable contract manufacturing. We intend to increase gross revenue and net profit by manufacturing and selling multiple lines of high margin consumer health products through ecommerce, direct marketing and healthcare professionals.

Pharmaceuticals

Our growth strategy for our pharmaceutical business is based on the following:

•	Expand our manufacturing capabilities to include production of our proprietary purified lipids;

•	Select several drug products from our pipeline for development under 505(b)(2) or ANDA regulatory approval pathways;

•	Create final pharmaceutical formulations to demonstrate commercialization;

•	Seek out-license opportunities while advancing towards regulatory approval; and

•	Obtain regulatory approval for, and market our own proprietary branded generic products.

Our goal is to out license or obtain final approval for commercialization of high margin proprietary drug products, which we intend to distribute and sell to national wholesalers and through ecommerce, direct marketing and healthcare professionals.

Research and Development

Our current research and development activities primarily consist of drug product formulation and analytical method development. We intend to conduct animal toxicology studies necessary for regulatory approval through third party contractors. We have limited research and development activities focused on drug discovery or clinical trials.

Customers and Marketing

Contract Manufacturing

We employ two sales and marketing professionals who market our R&D, formulation and manufacturing services to potential customers. We are dependent on three customers for a significant portion of our business. During 2010 and 2009, approximately 50% of our revenue was generated by sales of products to these customers.  If any of these three customers discontinues or substantially reduces its purchases from us, it may have a material adverse effect on our business and financial condition. We believe, however, that we have good relationships with our customers. We have agreements with our customers, which include prompt payment discount, and various fee and rebate obligation arrangements. Our agreements do not require customers to purchase any specific volumes of our products.

Proprietary Brands

We employ three professionals who market our proprietary branded products directly to physicians and customers via the internet. In addition, we sell our products via ecommerce retailers and to drug wholesalers and medical parties located throughout the United States. We intend to establish co-marketing agreements with strategic partners from time to time.  We have agreements with our customers, which include prompt payment discount, and various fee and rebate obligation arrangements. Our agreements do not require customers to purchase any specific volumes of our products.

Pharmaceuticals

We intend to market our prescription pharmaceutical products to drug wholesalers, hospitals and hospital buying groups located throughout the United States. We intend to establish co-marketing agreements with strategic partners from time to time.

Manufacturing

The primary raw materials used in making products for our contract manufacturing customers and our proprietary brands are readily available in large quantities from multiple sources. We believe that our manufacturing capabilities comply with the FDA’s current Good Manufacturing Practice (“cGMP”).  Currently, we outsource the synthesis of the lipids to a toll manufacturer who assembles the lipids to our specifications. The loss of this manufacturer would detrimentally impact our healthcare supply business but would not have a material adverse effect on our overall business and results of operations because we could identify a replacement supplier in the event we lost our relationship with this vendor. We believe our relationship with this vendor is good. We intend to establish our own lipid R&D and manufacturing facility that will be capable of supplying sufficient quantity of lipids for our needs.

Competition

The market for contract manufacturing services is highly competitive and gross margins are low. Our direct competition consists of numerous contract manufacturers, many of which have greater financial and other resources than we do. If one or more other OTC contract manufacturers significantly reduce their prices in an effort to gain market share, our gross revenue from health care supply services, profitability or market position could be adversely affected.

The market for OTC health care products is highly competitive and promotion sensitive. Our direct competition consists of numerous drug manufacturers and marketers, many of which have greater financial and other resources than we do. If one or more other pharmaceutical manufacturers significantly reduce their prices or significantly increase their promotional activity in an effort to gain market share, our gross revenue from sales of proprietary health care products, profitability or market position could be adversely affected.

The success of our pharmaceutical business depends in part upon maintaining a competitive position in the development of product candidates and technologies in an evolving field in which developments are expected to continue at a rapid pace. We compete with other drug delivery, biotechnology and pharmaceutical companies, research organizations, individual scientists and non-profit organizations engaged in the development of alternative drug delivery technologies. Our product candidates compete against alternative therapies or alternative delivery systems for each of the medical conditions our product candidates address, independent of the means of delivery. Many of our competitors have substantially greater research and development capabilities, experience, marketing, financial and managerial resources than we have.

The market for generic and branded generic prescription drugs is subject to intense competition from other generic drug manufacturers, brand-name pharmaceutical companies launching their own generic version of a branded product (known as an authorized generic), manufacturers of branded drug products that continue to produce those products after patent expirations and manufacturers of therapeutically similar drugs.

Government Regulation

The manufacturing, processing, formulation, packaging, labeling, testing, storing, distributing, advertising and sale of our products are subject to regulation by one or more U.S. agencies, including the FDA, the FTC, the DEA and the Consumer Product Safety Commission (CPSC), as well as several foreign, state and local agencies in localities in which our products are sold. In addition, we manufacture and market certain of our products in accordance with standards set by organizations, such as the United States Pharmacopeial Convention, Inc. (USP) and NSF International (NSF). We believe that our policies, operations and products comply in all material respects with existing regulations.

U.S. Food and Drug Administration

The FDA has jurisdiction over our ANDA, NDA and OTC monograph drug products and dietary supplements. The FDA’s jurisdiction extends to the manufacturing, testing, labeling, packaging, storage and distribution of these products.

The majority of our OTC pharmaceuticals are regulated under the OTC monograph system and subject to certain FDA regulations. OTC medicines, other than those approved by an ANDA or NDA application, are marketed under regulations referred to as “OTC monographs”, which have been established through the FDA’s OTC Review that follow notice-and-comment rulemaking procedures. Under the OTC monograph system, selected OTC drugs are generally recognized as safe and effective and do not require the submission and approval of an ANDA or NDA prior to marketing. The FDA OTC monograph system includes well-known ingredients and specifies requirements for permitted indications, required warnings and precautions, allowable combinations of ingredients and dosage levels. Drug products marketed under the OTC monograph system must conform to specific quality and labeling requirements; however, these products generally can be developed with fewer regulatory hurdles than those products that require the filing of an ANDA or NDA.

It is, in general, less costly to develop and bring to market a product produced under the OTC monograph system. From time to time, adequate information may become available to the FDA regarding certain ANDA or NDA drug products that will allow the reclassification of those products as no longer requiring the approval of an ANDA or NDA prior to marketing. For this reason, there may be increased competition and lower profitability related to a particular product should it be reclassified to the OTC monograph system. In addition, regulations may change from time to time, requiring formulation, packaging or labeling changes for certain products. The Company cannot predict whether new legislation regulating our activities will be enacted or what effect any legislation would have on our business.

We intend to market generic prescription drugs and other products that have switched from prescription to OTC status. These products require approval by the FDA through its ANDA or NDA processes prior to commercialization. Based on current FDA regulations, ANDAs and NDAs provide information on chemistry, manufacturing and change control, bioequivalence, packaging and labeling. The ANDA development process generally requires less time and expense for FDA approval than the NDA process. For approval of an ANDA, we must demonstrate that the product is bioequivalent to a marketed product that has previously been approved by the FDA and that our manufacturing process meets FDA standards. This approval process for an ANDA may require that bioequivalence studies be performed using a small number of subjects in a controlled clinical environment, and for certain topical generic products, demonstration of efficacy in comparative full end-point clinical studies. Depending on the specific product, other types of studies may be required by the FDA. Approval time for the industry currently averages 26.7 months from the date an ANDA is submitted. Changes to a product marketed under an ANDA or NDA are governed by specific FDA regulations and guidelines that define when proposed changes can be implemented and whether prior FDA notice and/or approval is required.

Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the Hatch-Waxman Amendments to the Federal Food, Drug and Cosmetic Act), a company submitting an NDA can obtain a three-year period of marketing exclusivity for an Rx product or an Rx to OTC switch product if the company performs a clinical study that is essential to FDA approval of the NDA. Longer periods of exclusivity are possible for new chemical entities and orphan drugs. These exclusivity periods prevent other companies from obtaining approval of any ANDAs for a similar or equivalent generic product. Where three years of exclusivity is granted to the initiating company, we will be unable to market the product unless we establish a relationship with the company having exclusive marketing rights. There can be no assurance that, in the event we apply for FDA approvals, we will obtain the approvals to market Rx or Rx to OTC switch products or, alternatively, that we will be able to obtain these products from other manufacturers.

Under the Federal Food, Drug and Cosmetic Act (FFDCA), a manufacturer may obtain an additional six months (which, under certain circumstances, may be extended to one year) of exclusivity if the innovator conducts pediatric studies requested by the FDA on the product. This exclusivity will, in certain instances, delay FDA approval and the sales by us of certain ANDA and other products.

If we are first to file our ANDA and meet certain requirements relating to the patents owned or licensed by the brand company, we may be entitled to a 180-day generic exclusivity period for that product. When a company submits an ANDA, the company is required to include a patent non-infringement certification to certain patents that cover the innovator product. If the ANDA applicant challenges the validity of the innovator’s patent or certifies that its product does not infringe the patent, the product innovator may sue for infringement. The legal action would not ordinarily result in material damages but could prevent us from introducing the product if it is not successful in the legal action. We would, however, incur the cost of defending the legal action and that action could have the effect of triggering a statutorily mandated delay in FDA approval of the ANDA for a period of up to 30 months. In addition, if exclusivity is granted to us, there can be no assurance that we will be able to market the product at the beginning of the exclusivity period or that the exclusivity will not be shared with other generic companies, including authorized generics. It is possible that more than one applicant files the first ANDA on the same day and exclusivity is shared. This may happen by chance, but more likely when there is a certain type of innovator exclusivity that prevents the filing of all ANDAs until a specific date. As a result of events that are outside of our control, we may forfeit our exclusivity. Finally, if we are not first to file our ANDA, the FDA may grant 180-day exclusivity to another company, thereby effectively delaying the launch of our product.

All facilities where Rx and OTC drugs are manufactured, tested, packaged, stored or distributed must comply with FDA cGMPs. All of our ANDA, NDA and OTC drug products are manufactured, tested, packaged, stored and distributed according to cGMP regulations. The FDA performs periodic audits to ensure that our facilities remain in compliance with all appropriate regulations. The failure of a facility to be in compliance may lead to a breach of representations made to store brand customers or to regulatory action against our related to the products made in that facility, including suspension of or delay in ANDA approvals, seizure, injunction or recall. Serious product quality concerns could also result in governmental actions against us that, among other things, could result in the suspension of production or distribution of our products, product seizures, loss of certain licenses or other governmental penalties, and could have a material adverse effect on our financial condition or operating results. In addition, several bills have been introduced in Congress that could, if enacted, affect the manufacture and marketing of Rx and OTC drugs. We cannot predict whether new legislation regulating our activities will be enacted or what effect any legislation would have on our business.

On June 25, 2007, the FDA issued Final Good Manufacturing Practice (GMP) Regulations specific to Dietary Supplements, which became effective as they relate to our company on June 25, 2008. We believe that we are in compliance with the regulations.

Consumer Product Safety Commission

Under the Poison Prevention Packaging Act (PPPA), the CPSC has authority to designate that dietary supplements and pharmaceuticals require child-resistant packaging to help reduce the incidence of accidental poisonings. The CPSC has published regulations requiring iron-containing dietary supplements and numerous pharmaceuticals to have child resistant packaging, and has established rules for testing the effectiveness of child-resistant packaging and for ensuring senior adult effectiveness.

The Consumer Product Safety Improvement Act of 2008 (CPSIA) amended the Consumer Product Safety Act (CPSA) to require that the manufacturer of any product that is subject to any CPSC rule, ban, standard or regulation certify that based on a reasonable testing program the product complies with such requirements. This certification applies to pharmaceuticals and dietary supplements that require child-resistant packaging under the PPPA. The CPSC has lifted the stay of enforcement of the certification requirement and the regulation has been in effect since February 9, 2010.

Federal Trade Commission

The FTC exercises primary jurisdiction over the advertising and other promotional practices of marketers of dietary supplements and OTC pharmaceuticals and often works with the FDA regarding these practices. The FTC considers whether a product’s claims are substantiated, truthful and not misleading. The FTC is also responsible for reviewing mergers between and acquisitions of pharmaceutical companies exceeding specified thresholds and investigating certain business practices relevant to the healthcare industry. The FTC could challenge these business practices in administrative or judicial proceedings. For example, in accordance with the Medicare Prescription Drug Improvement and Modernization Act of 2003, agreements between NDA and ANDA holders relating to settlements of patent litigation involving paragraph IV certifications under the Hatch-Waxman Act, as well as agreements between generic applicants that have submitted ANDAs containing paragraph IV certifications where the agreement concerns either company’s 180-day exclusivity, must be submitted to the FTC (and the United States Department of Justice) for review.

State Regulation

Most states regulate foods and drugs under laws that generally parallel federal statutes. We are also subject to other state consumer health and safety regulations that could have a potential impact on our business if we are ever found to be non-compliant. Additionally, logistics facilities that distribute generic prescription drugs are required to be registered within each state. License requirements and fees vary by state.

United States Pharmacopeial Convention

The USP is a non-governmental, standard-setting organization. By reference, the Federal Food, Drug and Cosmetic Act incorporates the USP quality and testing standards and monographs as the standards that must be met for the listed drugs, unless compliance with those standards is specifically disclaimed on the product’s labeling. USP standards exist for most Rx and OTC pharmaceuticals and many nutritional supplements. The FDA typically requires USP compliance as part of cGMP compliance.

Product Liability

The sale of pharmaceutical products can expose the manufacturer or marketer of such products to product liability claims by consumers. A product liability claim, if successful and in excess of our insurance coverage, could have a material adverse effect on our financial condition. We maintain product liability insurance policies which provide coverage in the amount $5 million per claim and $5 million in the aggregate.

Properties

Our facilities are located in Pittsburg, California and Florida. We manufacture our products in a 20,000 s.f., cGMP rented facility located at 580 Garcia Avenue, Pittsburg, CA and we fill and store our products at a 60,000 sq. ft. rented facility located at 701 Willow Road, Pittsburg, CA. We conduct our research and development activities in laboratories located at 580 Garcia Avenue.  We maintain 1,000 sq. ft. of rented office space in Miami, Florida, where we employ one sales professional for our Baker Cummins brand products.

Employees

We currently employ 72 full time employees at our Pittsburg, CA facilities and one full time employee in Miami, Florida. These employees perform various research and development, manufacturing, sales, marketing and administration functions. We believe that our relations with pour employees are good.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations that would have a material impact upon our business or results of operations.  To the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business or results of operations.

Executive Officers and Directors

Upon the closing of the Acquisition, on June 30, 2011, we appointed Daniel Fisher and Brian Keller to our Board of Directors and appointed Roberto Prego-Novo, our current sole director, as Chairman of the Board of Directors.  Additionally, upon the closing of the Acquisition, Roberto Prego-Novo resigned as President and we appointed Brian Keller as our President and Chief Scientific Officer; Elliot Maza as our Interim Chief Executive Officer, Chief Financial Officer and Secretary; Christian Oertle as our Chief Operating Officer; and Daniel Fisher as our Executive Vice President.

Roberto Prego-Novo, Chairman.  Since 1974, Mr. Novo has served as the President of Laboratorios Elmor S.A., a Venezuelan pharmaceutical company.  Mr. Novo served as the Vice President, Latin America, of Teva Pharmaceutical Industries Limited from 2006 to 2010 and as the Vice President, Latin America, of IVAX Corporation from 2006 to 2008.

Brian Keller, Pharm.D., President and Chief Scientific Officer.  Dr. Keller co-founded BioZone Laboratories, Inc. with Mr. Daniel Fisher in 1989, and has served as its Executive Vice President and Chief Scientific Officer since that time. Dr. Keller is the inventor of the Company’s QuSomes, LiquaVail, and HyperSorb technology. Dr. Keller graduated from University of California, San Diego, in 1979 with a BS in biology, and received his doctorate in pharmacy from University of California, San Francisco, in 1983. Dr. Keller is a registered pharmacist.

Elliot M. Maza, J.D., C.P.A., Interim Chief Executive Officer, Chief Financial Officer and Secretary.  Elliot Maza serves as our Interim Chief Executive Officer, Chief Financial Officer and Secretary. From May 2006 until the present time, Mr. Maza has served as Chief Financial Officer of Intellect Neurosciences, Inc., a biotechnology company focused on the development of therapeutics for Alzheimer’s disease. From December 2003 to May 2006, Mr. Maza served as Chief Financial Officer of Emisphere Technologies, Inc., a biopharmaceutical company specializing in oral drug delivery. He was a partner at Ernst and Young, LLP from March 1999 to December 2003. During the period from May 1989 to March 1999, Mr. Maza served as an Associate and subsequently Vice President in the Fixed Income divisions of Goldman Sachs, Inc. and JP Morgan Securities, Inc. Mr. Maza practiced tax and corporate law at Sullivan and Cromwell in New York from September 1985 to April 1989. Mr. Maza has served on the Board of Directors and as Chairman of the Audit Committee of several biotech and pharmaceutical companies. Mr. Maza received his B.A. degree from Touro College in New York and his J.D. degree from the University of Pennsylvania Law School. He is a licensed C.P.A. and a member of the Bar in the states of New York and New Jersey.

Christian Oertle, Chief Operating Officer.  Christian Oertle serves as our Chief Operations Officer. From May 2003 until the present time, Mr. Oertle has served as the General Manager of BioZone Laboratories, Inc. From May 2000 to May 2003, Mr. Oertle served as the Director of Product Research and Development for BioZone Laboratories, Inc. Prior to May 2000 Mr. Oertle worked as a formulation chemist at BioZone Laboratories, Inc; Bertek Pharmaceuticals, a division of Mylan Laboratories (formerly Penederm Incorporated); and Alza Corporation. Mr. Oertle holds a Bachelors of Science Degree in Chemistry from University of California at Davis.

Daniel Fisher, Executive Vice President Mr. Fisher co-founded BioZone Laboratories, Inc. with Dr. Brian Keller in 1989, and has served as its President since that time, primarily focusing on the Company’s contract manufacturing business. Mr. Keller graduated from San Francisco State University in 1967 with a BS in Marketing.

Employment Agreements

On June 30, 2011, we entered into an employment agreement with Brian Keller (the “Keller Employment Agreement”) pursuant to which Dr. Keller will serve as our President and Chief Scientific Officer for a period of three years in consideration for an annual salary of $200,000.  Pursuant to the terms of the Keller Employment Agreement, Dr. Keller shall be eligible to participate in the Company’s long term incentive compensation programs and shall be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board and subject to certain claw back rights.

On June 30, 2011, we also entered into an employment agreement with Daniel Fisher (the “Fisher Employment Agreement”) pursuant to which Mr. Fisher will serve as our Executive Vice President for a period of three years in consideration for an annual salary of $200,000.  Pursuant to the terms of the Fisher Employment Agreement, Mr. Fisher shall be eligible to participate in the Company’s long term incentive compensation programs and shall be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board which shall be subject to certain claw back rights.

On June 30, 2011, we also entered into an employment agreement with Christian Oertle (the “Oertle Employment Agreement”) pursuant to which Mr. Fisher will serve as our Chief Operating Officer for a period of three years in consideration for an annual salary of $150,000.  Pursuant to the terms of the Fisher Employment Agreement, Mr. Oertle shall be eligible to participate in the Company’s long term incentive compensation programs and shall be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board which shall be subject to certain claw back rights.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of July 7, 2011 regarding the beneficial ownership of our common stock, taking into account the consummation of the Asset Purchase, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o BioZone Pharmaceuticals, Inc., 4400 Biscayne Boulevard, Miami, FL 33137.  Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of July 7, 2011, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)(2)
5% Owners:

ISR Investments LLC (2) 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	12,548,001	18.72%
Aero Pharmaceuticals, Inc. 4400 Biscayne Boulevard Miami, FL 33137	8,331,396	12.43%
Frost Gamma Investments Trust (4) 4400 Biscayne Boulevard Miami, FL 33137	3,606,500	5.38%
Michael & Betsey Brauser (3) 4400 Biscayne Boulevard Miami, FL 33137	4,479,377	6.68%
Nian Wu 103 Sassafras Court, North Brunswick, NJ	6,650,000	9.92%
Executive Officers and Directors:
Brian Keller	6,650,000	9.92%
Daniel Fisher	6,650,000	9.92%
Christian Oertle	1,050,000	1.57%
Elliot Maza	0
Roberto Prego-Novo (5)	2,500,000	3.73%

All executive officers and directors as a group (5 person)	16,850,000	25.14%

(1)	Based on 67,029,396 shares of our common stock issued and outstanding as of July 7, 2011.
(2)
Santana Martinez has sole voting and investment control over the securities held by ISR Investments LLC. Santana Martinez, Michelle Neely and Michael Muellerleile are the members of ISR Investments LLC. Excludes 1,000,000 shares held by Timothy Neely, an affiliate of Michelle Neely, as to which ISR Investments LLC disclaims beneficial ownership. Pursuant to an escrow agreement 13,548,001 shares of our common stock held will be cancelled under certain circumstances following closing of the Aero Purchase.

(3)	Includes 3,206,291 and 1,273,086, respectively, held by Michael and Betsy Brauser, JTTEN, and Grander Holdings Inc. 401K Profit Sharing Plan of which Michael Brauser is trustee.
(4)	Dr. Phillip Frost has sole voting and investment control over the securities held by Frost Gamma Investments Trust.
(5)
Mr. Prego-Novo, our sole officer and director, has sole voting and investment control over the securities held by Olyrca Limited Partnership. Excludes 1,000,000 shares of common stock as to which Mr. Prego-Novo disclaims beneficial ownership.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks related to our business

We operate in a highly regulated industry. An inability to meet current or future regulatory requirements could have a material adverse effect on our business, financial position and operating results.

Several U.S. agencies regulate the manufacturing, processing, formulation, packaging, labeling, testing, storing, distribution, advertising and sale of our products. Various state and local agencies also regulate these activities. Should any of our third party service providers used in the development or commercialization of product fail to adequately conform to these regulations and guidelines, there may be a material adverse impact on our operating results. Similarly, the failure by our or one of our suppliers to comply with manufacturing, quality and testing guidelines and regulations could have a significant adverse impact on our operating results.

All facilities where Rx and OTC drugs are manufactured, tested, packaged, stored or distributed must comply with FDA cGMPs. All of our drug products are manufactured, tested, packaged, stored and distributed according to cGMP regulations. The FDA performs periodic audits to ensure that our facilities remain in compliance with all appropriate regulations. Typically, after the FDA completes its inspection, it may or may not issue the Company a report on Form 483, containing the FDA’s observations of possible violations of cGMP. These violations can range from minor to severe in nature. The degree of severity of the violation is generally determined by the time necessary to remediate the cGMP violation, and any adverse consequences for the consumer of our drug products. If the deficiency observations are determined to be severe, the FDA may elect to issue a warning letter to us. FDA guidelines specify that a warning letter be issued only for violations of “regulatory significance” for which the failure to adequately and promptly achieve correction may be expected to result in further enforcement action. In addition to making its concerns public, the FDA could impose sanctions including, among others, fines, product recalls, total or partial suspension of production and/or distribution, suspension of the FDA’s review of product applications, injunctions and civil or criminal prosecution. These enforcement actions, if imposed, could have a material adverse effect on our operating results and financial condition. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. The FDA inspected our manufacturing facilities in January 2011. The inspection resulted in only minor observations on Form 483, which we quickly resolved to FDA’s satisfaction. We maintain internal compliance programs, which we believe are adequate. However, the FDA may conclude that these programs do not meet regulatory standards. If compliance is deemed deficient in any significant way, it could have a material adverse effect on our business.

Our future results of operations depend, to a significant degree, upon our ability to successfully develop and commercialize additional OTC and generic prescription drugs and/or innovative pharmaceuticals.

We develop and manufacture OTC drugs and intend to develop generic branded pharmaceuticals. All pharmaceutical products must meet regulatory standards and/or receive regulatory approvals. We must prove that the ANDA and generic prescription products are bioequivalent to their branded counterparts, which typically requires bioequivalency studies or even more extensive clinical trials in the case of topical products. The development and commercialization process, particularly with respect to innovative products, is both time consuming and costly and involves a high degree of business risk. Products currently under development, if and when fully developed and tested, may not perform as expected, may be the subject of intellectual property challenges, necessary regulatory approvals may not be obtained in a timely manner, if at all, and our may not be able to successfully and profitably produce and market such products. Delays in any part of the process or our inability to obtain regulatory approval of our products could adversely affect operating results by restricting or delaying introduction of new products. For example, the FDA could impose higher standards and additional requirements, such as requiring more supporting data and clinical data than previously required, in order to gain FDA clearance to launch new formulations in to the market. Product margins may decline over time due to the products’ aging life cycles, changes in consumer choice or developments in drug delivery technology. Therefore, new product introductions are necessary for maintenance of our current financial condition, and if we fail to introduce and market new products, the effect on its financial results could be materially adverse.

Lack of availability of, or significant increases in the cost of raw materials used in manufacturing our products could adversely impact our profit margins and operating results.

Affordable high quality raw materials and packaging components are essential to our business due to the nature of the products we manufacture. Raw materials and packaging components are generally available from multiple suppliers. Supplies of certain raw materials and finished goods purchased by us are limited, or are available from one or only a few suppliers. In these situations, increased prices, rationing and shortages can occur. In response to these problems we try to identify alternative materials or suppliers for such raw materials and finished goods. Certain material shortages and approval of alternate sources could adversely affect financial results. The rapid increase in cost of many raw materials from inflationary forces, such as increased energy costs, and our ability or inability to pass on these increases to its customers, could have a material impact on our financial results.

In addition, raw materials purchased from third parties, including those from foreign countries, may contain counterfeit ingredients or other adulterants. We maintain a strict program of verification and product testing throughout the ingredient sourcing and manufacturing process to identify counterfeit ingredients, adulterants and toxic substances. Nevertheless, discovery of previously unknown problems with the raw materials or product manufacturing processes or new data suggesting an unacceptable safety risk associated therewith, could result in a voluntary or mandatory withdrawal of the contaminated product from the marketplace, either temporarily or permanently. Any future recall or removal would result in additional costs to us, and may give rise to product liability litigation, either of which could have a material adverse effect on our operating results.

In order to achieve successful sales of new product candidates, the product candidates need to be accepted in the healthcare market by healthcare providers, patients and insurers. Lack of such acceptance will have a negative impact on any future sales.

Our future success is dependent upon the acceptance of our product candidates by health care providers, patients and health insurance companies, such as Medicare and Medicaid. Such market acceptance, if it were to occur, would depend on numerous factors, many of which are not under our control including regulatory approval, product labeling, safety and efficacy of our products, availability, safety, efficacy and ease of use of alternative products and treatments, the price of our drugs relative to the price of alternative products and treatments; and achieving reimbursement approvals from Medicare, Medicaid and private insurance providers.

We cannot guarantee that any of our product candidates or those developed by any of our future partners would achieve market acceptance. Additionally, we cannot guarantee that third-party payors, hospitals or health care administrators would accept any of the products we manufacture or in-license on a large-scale basis. We also cannot guarantee that we would be able to obtain approvals for indications and labeling for our products that will facilitate their market acceptance. Furthermore, unanticipated side-effects, patient discomfort, defects or unfavorable publicity of our drugs or other therapies based on a similar technology, could have a significant adverse effect on our effort to commercialize our lead or any subsequent drug candidates.

We are in the early stages of prescription product development and we may never successfully develop and commercialize any prescription products.

We are in the early stages of developing our prescription products. We have not yet successfully developed any of our prescription product candidates. We may fail to develop any such products, implement our business model and strategy successfully or revise our business model and strategy should industry conditions and competition change. Even if we successfully develop one or more of our prescription product candidates, the products may not generate sufficient revenues to enable us to be profitable. Furthermore, we cannot make any assurances that we will be successful in addressing these risks. If we are not, our business, results of operations and financial condition will be materially adversely affected.

If we fail to obtain or maintain the necessary United States or worldwide regulatory approvals for our product candidates, such products will not be commercialized.

The success of our business depends on our ability to obtain regulatory approval for our prescription product candidates. Government regulations in the United States and other countries significantly impact the research and development, manufacturing and marketing of drug product candidates. We or any of our future partners will require FDA approval to commercialize product candidates in the United States and approvals from similar regulatory authorities in foreign jurisdictions to commercialize our product candidates, or those subject to license agreements with us, in those jurisdictions.

The FDA and other regulatory authorities have substantial discretion in the drug approval process and may either refuse to accept an application for any product candidates or may decide after review of the application(s) that the data is insufficient to allow approval of the relevant product(s). If the FDA or other regulatory authorities do not accept or approve the application(s), they may require us or our partners to conduct additional preclinical testing, clinical trials or manufacturing studies and submit such data before they will reconsider the application or require us or our partners to perform post-marketing studies even after a product candidate is approved for commercialization. Even if we or our partners comply with all FDA and other regulatory requests, the FDA may ultimately reject the product candidates or the New Drug Applications. We cannot be certain that we or any of our future partners will ever obtain regulatory clearance of any of our product candidates or those subject to license agreements with us. Failure to obtain FDA approval will severely undermine our business by reducing our potential number of salable products and, therefore, corresponding product revenues. Also, the FDA might approve one or more of our or our future partner’s product candidates, but also might approve competitors’ products possessing characteristics that offer their own treatment, cost or other advantages.

In addition, even if our current product candidates and any additional product candidates we pursue in the future are marketed, the products and our manufacturers are subject to continual review by the FDA and other applicable regulatory authorities. At any stage of development or commercialization, the discovery of previously unknown problems with our product candidates, our manufacturing or the manufacturing by third-party manufacturers may result in restrictions on our product candidates and any other products we may in-license, including withdrawal of the product from the market. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above.

Our product candidates are subject to the risk of failure inherent in the development of products based on new and unproved technologies.

Because our product candidates are and will be based on new and unproven technologies, they are subject to risk of failure. These risks include the possibility that our new approaches will not result in any products that gain market acceptance; a product candidate will prove to be unsafe or ineffective, or will otherwise fail to receive and maintain regulatory clearances necessary for marketing; a product, even if found to be safe and effective, could still be difficult to manufacture on the large scale necessary for commercialization or otherwise not be economical to market; a product could unfavorably interact with other types of commonly used medications, thus restricting the circumstances in which it may be used; proprietary rights of third parties will preclude us from manufacturing or marketing a new product; or third parties could market superior or more cost-effective products. As a result, our activities, either directly or through corporate partners, may not result in any commercially viable products.

Our ability to generate product revenues will be diminished if our drugs sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

Our ability to commercialize drugs will depend in part on the extent to which reimbursement will be available from government and health administration authorities, private health maintenance organizations and health insurers, and other health care payors. Significant uncertainty exists as to the reimbursement status of newly approved health care products. Health care payors, including Medicare, routinely challenge the prices charged for medical products and services. Government and other health care payors increasingly attempt to contain health care costs by limiting both coverage and the level of reimbursement for drugs, which may limit our commercial opportunity. Even if our product candidates are approved by the FDA, insurance coverage may not be available and reimbursement levels may be inadequate to cover our drugs. Proposals currently being considered to reform the U.S. health insurance system create additional uncertainty and risk that any drugs that we or our collaborators seek to commercialize may not receive adequate coverage or reimbursement.  If government and other health care payors do not provide adequate coverage and reimbursement levels for our product candidates, the post-approval market acceptance of our products could be diminished.

Our product candidates may be subject to future product liability claims. Such product liability claims could result in expensive and time-consuming litigation and payment of substantial damages.

The testing, production, marketing, sale and use of products using our technology is unproven as of yet and there is risk that product liability claims may be asserted against us if it is believed that the use or testing of our product candidates have caused adverse side effects or other injuries. In addition, providing diagnostic testing and therapeutics entails an inherent risk of professional malpractice and other claims. Claims, suits or complaints relating to the use of products utilizing our technology may be asserted against us in the future by patients participating in clinical trials of our product candidates or following commercialization of products. If a product liability claim asserted against us is successful, we also could also be required to limit commercialization of our product candidates or completely withdraw a product from the market. Regardless of merit or outcome, claims against us would likely result in significant diversion of our management’s time and attention, expenditure of large amounts of cash on legal fees, expenses and damages and a decreased demand for our products and services. We maintain product liability insurance policies related to our marketed products. However, currently we do not have any insurance coverage to protect us against product liability claims during clinical trials of product candidates and we may not be able to acquire or maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us during clinical trials of any product candidates.

Our future collaborators may compete with us or have interests which conflict with ours. This may restrict our research and development efforts and limit the areas of research in which we intend to expand.

Large pharmaceutical companies that we seek to collaborate with may have internal programs or enter into collaborations with our competitors for products addressing the same medical conditions targeted by our technologies. Thus, our collaborators may pursue alternative technologies or product candidates in order to develop treatments for the diseases or disorders targeted by our collaborative arrangements. Our collaborators may pursue these alternatives either on their own or in collaboration with others, including our competitors. Depending on how other product candidates advance, a corporate partner may slow down or abandon its work on our product candidates or terminate its collaborative arrangement with us in order to focus on these other prospects.

If any conflicts arise, our future collaborators may act in their own interests, which may be adverse to ours. In addition, in our future collaborations, we may be required to agree not to conduct any research that is competitive with the research conducted under our future collaborations. Our future collaborations may have the effect of limiting the areas of research that we may pursue. Our collaborators may be able to develop products in related fields that are competitive with the products or potential products that are the subject of these collaborations.

If we fail to obtain, apply for, adequately prosecute to issuance, maintain, protect or enforce patents for our inventions and products, the value of our intellectual property rights and our ability to license, make, use or sell our products would materially diminish or could be eliminated entirely.

Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain patent protection for our inventions and product candidates and for methods, processes and other technologies, as well as our ability to preserve our trade secrets, prevent third parties from infringing on our proprietary rights or invalidating our patents and operate without infringing the proprietary rights of third parties.

Because we rely heavily on patent protection, the risks are particularly significant and include the following:

•	Some of our issued patents or any patents that are issued to us in the future may be determined to be invalid and/or unenforceable, or may offer inadequate protection against competitive products;

•
If we have to defend the validity of our patents or any future patents or protect against third party infringements, the costs of such defense are likely to be substantial and we may not achieve a successful outcome;

•	Others may obtain patents claiming aspects similar to those covered by our patents and patent applications, which could enable them to make and sell products similar to ours; and

•
We may be estopped from claiming that one or more of our patents is infringed due to amendments to the claims and/or specification, or as a result of arguments that were made during prosecution of such patents in the United States Patent and Trademark Office, or by virtue of certain language in the patent application. The estoppel may result in claim limitation and/or surrender of certain subject matter to the public domain or the ability of competitors to design around our claims and/or avoid infringement of our patents. If our patents or those patents for which we have license rights become involved in litigation, a court could revoke the patents or limit the scope of coverage to which they are entitled.

If we fail to obtain and maintain adequate patent protection and trade secret protection for our drug candidates, proprietary technologies and their uses, we could lose any competitive advantage and the competition we face could increase, thereby reducing our potential revenues and adversely affecting our ability to attain or maintain profitability.

A dispute concerning the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be time consuming and costly and an unfavorable outcome could harm our business.

There is significant litigation in the biotechnology field regarding patents and other intellectual property rights. We may be exposed to future litigation by third parties based on claims that our drug candidates, technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and/or be sued for infringement of a patent owned by a third party. Under current United States law, patent applications are confidential for 18 months following their priority filing date and may remain confidential beyond 18 months if no foreign counterparts are applied for in jurisdictions that publish patent applications. There are many patents relating to the use of lipids and liposomes. If our products or methods are found to infringe any patents, we may have to pay significant damages and royalties to the patent holder or be prevented from making, using, selling, offering for sale or importing such products or from practicing methods that employ such products.

In addition, we may need to resort to litigation to enforce our patents issued to us, protect our trade secrets or determine the scope and validity of third-party proprietary rights. Such litigation could be expensive and there is no assurance that we would be successful. From time to time, we may hire scientific personnel formerly employed by other companies involved in one or more fields similar to the fields in which we are working. Either these individuals or we may be subject to allegations of trade secret misappropriation or similar claims as a result of their prior affiliations. If we become involved in litigation, it could consume a substantial portion of our managerial and financial resources, regardless of whether we win or lose. As a result, we could be prevented from commercializing current or future products or methods.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our partners, collaborators, licensors and contractors. Because we operate in a highly competitive technical field of drug discovery, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, sponsored researchers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties all confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our technology may become obsolete or lose its competitive advantage.

The pharmaceuticals business is very competitive, fast moving and intense, and we expect it to be increasingly so in the future. Other companies have developed and are developing lipid based drug formulations that are designed to produce similar results. Therefore, there is no assurance that our product candidates will be the best, the safest, the first to market, or the most economical to make or use. If competitors’ products are superior to ours, for whatever reason, our products may become obsolete.

Risks related to management

We rely on key executive officers and consultants, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on the two original founders of BioZone Labs: Dr. Brian Keller, our President and Chief Scientific Officer and Daniel Fisher, our Executive Vice President. In addition, we rely heavily on certain other key executives.  We do not have “key person” life insurance. We have entered into employment agreements with each member of the executive management team. The loss of Dr. Keller or Mr. Fisher may have an adverse effect on our ability to develop our health care and pharmaceutical businesses in a timely manner.

We may need to hire additional qualified personnel with expertise in preclinical testing, government regulation, formulation and manufacturing and sales and marketing. We will require experienced scientific personnel in many fields in which there are a limited number of qualified personnel and we compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions and other emerging entrepreneurial companies. Competition for such individuals is intense and we cannot be certain that our search for such personnel will be successful. Furthermore, we are competing for employees against companies that are more established than we are and have the ability to pay more cash compensation than we do. As a result, depending upon the success and the timing of clinical tests, we may experience difficulty in hiring and retaining highly skilled employees, particularly scientists. If we are unable to hire and retain skilled scientists, our business, financial condition, operating results and future prospects could be materially adversely affected.

Risks related to our common stock

Shares of our stock suffer from low trading volume and wide fluctuations in market price.

Our common stock is currently quoted on the Over the Counter Bulletin Board trading system under the symbol BZNE. An investment in our common stock currently is illiquid and subject to significant market volatility. This illiquidity and volatility may be caused by a variety of factors including low trading volume and market conditions.

In addition, the value of our common stock could be affected by actual or anticipated variations in our operating results; changes in the market valuations of other similarly situated companies serving similar markets; announcements by us or our competitors of significant acquisitions, strategic partnerships, collaborations, joint ventures or capital commitments; adoption of new accounting standards affecting our industry; additions or departures of key personnel; introduction of new products or services by us or our competitors; actual or expected sales of our common stock or other securities in the open market; conditions or trends in the market in which we operate; and other events or factors, many of which are beyond our control.

Stockholders may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent a stockholder from obtaining a market price equal to the purchase price such stockholder paid when the stockholder attempts to sell our securities in the open market. In these situations, the stockholder may be required either to sell our securities at a market price which is lower than the purchase price the stockholder paid, or to hold our securities for a longer period of time than planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using common stock as consideration or to recruit and retain managers with equity-based incentive plans.

We cannot assure you that our common stock will become listed on the American Stock Exchange, Nasdaq or any other securities exchange.

We plan to seek listing of our common stock on the American Stock Exchange or Nasdaq in the future. However, we currently fall far below the initial listing standards of those exchanges and there are no assurances that we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. Until our common stock is listed on the American Stock Exchange or Nasdaq or another stock exchange, we expect that our common stock will continue to trade on the Over-The-Counter Bulletin Board, where an investor may find it difficult to dispose of our shares of common stock. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, this SEC rule may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This circumstance could also make it more difficult for us to raise additional capital in the future.

We will incur increased costs as a result of being an operating public company.

As a public operating company, we will incur significant legal, accounting and other expenses not incurred by a private company. If our stock becomes listed on Nasdaq or another major exchange or if our total assets exceed $10 million at the end of any fiscal year, we will also incur additional compliance expenses. It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act of 2002, SEC proxy rules, other government regulations affecting public companies and/or stock exchange compliance requirements. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

Our common stock may be subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

We have never paid nor do we expect in the near future to pay dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.

We and our security holders are not subject to some reporting requirements applicable to most public companies; therefore, investors may have less information on which to base an investment decision.

We do not have a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Therefore, we do not prepare proxy or information statements in accordance with Section 14(a) of the Exchange Act with respect to matters submitted to the vote of our security holders. Our officers, directors and beneficial owners of more than 10% of our common stock are not required to file statements of beneficial ownership on SEC Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act and beneficial owners of more than 5% of our outstanding common stock are not required to file reports on SEC Schedules 13D or 13G. Therefore, investors in our securities will not have any such information available in making an investment decision.

Item 3.02	Unregistered Sale of Equity Securities

As described in Item 2.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by references into this Item, on June 30, 2011, we issued an aggregate of (i) 19,266,055 shares of our common stock to the shareholders of BioZone Labs in consideration for 100% of the issued and outstanding shares of common stock of BioZone Labs; (ii) 1,027,523 shares of our common stock to the members of Equalan in consideration for 100% of the outstanding membership interests of Equalan; (iii) 385,321 shares of our common stock to the members of Equachem in consideration for 100% of the outstanding membership interests of Equachem; and 321,101 shares of our common stock to the members of BetaZone in consideration for 45% of the outstanding membership interests of BetaZone.

The above transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) audited financial statements for the fiscal years ended December 31, 2010 and 2009, and (ii) unaudited financial statements for the three-month interim period ended March 31, 2011 will be filed within 71 days of the filing of this Current Report.

 (b)       Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements will be filed within 71 days of the filing of this Current Report.

(d)       Exhibits.

 The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

 The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of LLC Membership Interest Purchase Agreement (Equalan LLC)
10.2	Form of Stock Purchase Agreement (BioZone Laboratories, Inc.)
10.3	Form of LLC Membership Interest Purchase Agreement (Equachem LLC)
10.4	Form of LLC Membership Interest Purchase Agreement (Betazone LLC)
10.5	Form of Lockup Agreement
10.6	Stock Option Agreement between Brian Keller and Opko Health, Inc.
10.7	Stock Option Agreement between Daniel Fisher and Opko Health, Inc.
10.8	Employment Agreement between the Company and Brian Keller
10.9	Employment Agreement between the Company and Daniel Fisher
10.10	Employment Agreement between the Company and Christian Oertle
10.11	License Agreement
10.12	Amendment No, 1 to License Agreement
10.13	Amendment No. 2 to License Agreeement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOZONE PHARMACEUTICALS, INC.

Date: July 7, 2011	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of LLC Membership Interest Purchase Agreement (Equalan LLC)
10.2	Form of Stock Purchase Agreement (BioZone Laboratories, Inc.)
10.3	Form of LLC Membership Interest Purchase Agreement (Equachem LLC)
10.4	Form of LLC Membership Interest Purchase Agreement (Betazone LLC)
10.5	Form of Lockup Agreement
10.6	Stock Option Agreement between Brian Keller and Opko Health, Inc.
10.7	Stock Option Agreement between Daniel Fisher and Opko Health, Inc.
10.8	Employment Agreement between the Company and Brian Keller
10.9	Employment Agreement between the Company and Daniel Fisher
10.10	Employment Agreement between the Company and Christian Oertle
10.11	License Agreement
10.12	Amendment No, 1 to License Agreement
10.13	Amendment No. 2 to License Agreeement
99.1	Press Release